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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and
Stockholders of iGo Corporation
Reno, Nevada

We consent to the use in this Amendment No. 4 to Registration Statement 333-84723 of iGo Corporation (the "Company") on Form S-1 of our report dated July 16, 1999 (August 30, 1999 as to paragraphs 3, 4, 5, 7 and 8 of Note 10 and September 10, 1999 as to paragraph 6 of Note 10), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of iGo Corporation, listed in
Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Reno, Nevada

October 12, 1999